                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors
Morrison Knudsen Corporation

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-32415 of Morrison Knudsen Corporation on Form S-8, dated December 3, 1991, of our report dated June 28, 1996 appearing in this Annual Report on Form 11-K of the Morrison Knudsen Corporation Savings Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
- -------------------------


July 8, 1996